Exhibit 99.1

9663 Santa Monica Blvd., #959 Beverly Hills, CA 90210 Tel: (310) 860-2501 Fax: (310) 860-1854 info@fpcapitalgroup.com
First Physicians Capital Group Provides Transaction and Strategic Initiatives Update
Tuesday, July 26, 2011
BEVERLY HILLS, Calif. — First Physicians Capital Group, Inc. (“FPCG” or the “Company”) is providing updates on the following transactions and initiatives:
•	Sale of its Oklahoma-based Southern Plains Medical Center (SPMC) clinic

•	Non-binding Letter of Intent with physician partners for the buyout of FPCG’s majority stake in its San Diego-based surgery center.

•	Initial discussions to divest one remaining small family practice clinic with local physicians

•	Evaluation of the disposition or repositioning of its remaining real estate assets

•	Recapitalization and potential sale process update
The Company has essentially completed its conversion / transition from an owner-operator of healthcare providers and facilities to a provider of BPO and related services to the rural healthcare sector. In addition, the Company is also exploring the divesture of its real estate holdings, consistent with its strategy of maintaining an “asset-light” business model going forward.
Sale of Southern Plains Medical Center (SPMC)
FPCG has sold SPMC clinic to a consortium of local healthcare investors in a stock and asset sale transaction. The buyer issued a promissory note and assumed certain trade payables and accrued liabilities as consideration for the sale. The buyer also purchased FPCG’s ownership in the clinic real estate through assumption of the mortgage on the facility and release of all FPCG corporate guarantees. There was no cash component to the transaction. The transaction was signed in July 2011.
LOI for Buyout of Stake in Outpatient Surgery of Del Mar (OSDM)
In July 2011, FPCG entered into a non-binding LOI for the buyout of its stake in OSDM by physician partners at OSDM. The consideration is expected to be a combination of cash and notes. The Company has received an initial “good-faith” cash deposit toward the transaction consideration. The transaction is expected to close within 90 days.
Strategic Alternatives for Remaining Oklahoma Operating and Real Estate Assets
The Company is currently exploring the sale of a remaining small family practice clinic in its Oklahoma portfolio of assets to a local physician partner. The sale of this final remaining asset would complete FPCG’s divestiture of all hospital and clinic operating assets in Oklahoma. The Company continues to hold ownership interests in hospital real estate assets, for which it is also exploring potential sale or financing opportunities.

9663 Santa Monica Blvd., #959 Beverly Hills, CA 90210 Tel: (310) 860-2501 Fax: (310) 860-1854 info@fpcapitalgroup.com
Recapitalization and Potential Sale Process Update
The Company has been working with its legal counsel and bankers to evaluate potential strategies with respect to a recapitalization or sale of the Company. Among the strategies that have been explored are a management buyout or sale to a financial buyer, a leveraged recapitalization of the Company, a full or partial sale to a corporate buyer, and a share repurchase program. The Company has initiated discussions with various potential buyers, lenders, and investors. If and when a potential buyer or capital partner is chosen, the Company’s legal counsel will provide appropriate information to shareholders regarding any potential transaction. The Company will continue to provide updates on the recapitalization and potential sale process if and as any progress is made.
About First Physicians Capital Group, Inc.
First Physicians Capital Group, Inc. is a provider of management, financial, and ancillary healthcare and IT services to the rural and community hospital market. For more information, please visit www.fpcapitalgroup.com.
Safe-Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release may contain forward-looking information within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including all statements that are not statements of historical fact regarding the intent, belief or current expectations of the Company, its directors or its officers with respect to, among other things: (i) the Company’s financing plans; (ii) trends affecting the Company’s financial condition or results of operations; (iii) the Company’s growth strategy and operating strategy; and (iv) the declaration and payment of dividends. The words “may,” “would,” “will,” “expect,” “estimate,” “anticipate,” “believe,” “intend” and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company’s ability to control, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors including the risks disclosed in the Company’s Forms 10-K and 10-Q filed with the Securities Exchange Commission.

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